FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE PERIOD ENDED SEPTEMBER 30, 2023, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA... October 19, 2023... The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $6,390,000, and fully diluted earnings per common share of $0.54 for the quarter ended September 30, 2023, compared to $6,384,000 and $0.55 per fully diluted common share for the quarter ended September 30, 2022.
THIRD QUARTER FINANCIAL HIGHLIGHTS
•Net income for the third quarter of 2023 increased to $6,390,000 or $0.54 per diluted common share, compared to $6,282,000 and $0.54, respectively, in the second quarter of 2023.
•Net loans increased $14.4 million or 1.16%, and total assets increased $12.8 million or 0.53% at September 30, 2023 compared to December 31, 2022. During the quarter, net loans increased $19.7 million or 1.59%.
•Total deposits increased 2.34% to $2.15 billion at September 30, 2023 compared to December 31, 2022.
•Total cost of deposits increased to 0.90% for the quarter ended September 30, 2023 compared to 0.88% for the quarter ended June 30, 2023.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 44.54% and 50.42% for the quarters ended September 30, 2023 and December 31, 2022, respectively.
•Net interest margin increased to 3.47% for the quarter ended September 30, 2023, from 3.46% for the quarter ended June 30, 2023.
•There were no non-performing assets for the quarter ended September 30, 2023. Additionally, net loan charge-offs were $199,000 and loans delinquent more than 30 days were $236,000.
•Capital positions remain strong at September 30, 2023 with a 8.70% Tier 1 Leverage Ratio; a 12.51% Common Equity Tier 1 Ratio; a 12.81% Tier 1 Risk-Based Capital Ratio; and a 15.81% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on November 17, 2023 to shareholders of record as of November 3, 2023.

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Central Valley Community Bancorp -- page 2
“The Company’s third quarter financial performance showcased its ability to maintain stable earnings compared to the prior quarter and year while organically growing both loans and deposits. This occurred even as the Company continues to navigate inflation and cost of deposits which impact operating expenses. I could not be more pleased with our bankers for driving this performance while providing a level of service to clients and communities that was – and is – truly exceptional,” said James J. Kim, President and CEO.

“During the third quarter, the Company also invested in relationship growth by opening innovative new Banking Centers in Sacramento and Modesto and formally entering the city of Bakersfield. On October 10, the Company proudly announced that Central Valley Community Bancorp and Bank entered into a merger agreement to acquire Community West Bancshares and Bank. Our two extraordinary banks share a complementary culture, values and client service model which, when combined, will result in one of the largest community banks headquartered in Central California. We look forward to the many ways in which this merger will benefit shareholders, clients, employees and communities.”

Results of Operations

	Three months ended			Nine months ended
(In thousands, except share and	September 30,	June 30,	September 30,	September, 30
per-share amounts)	2023	2023	2022	2023	2022
Net interest income before provision for credit losses	$20,527	$20,205	$20,164	$62,313	$57,571
Provision (credit) for credit losses	186	(343)	495	476	495
Net interest income after provision (credit) for credit losses	20,341	20,548	19,669	61,837	57,076
Total non-interest income	1,583	1,594	1,480	4,752	4,084
Total non-interest expenses	13,436	13,805	12,803	40,446	36,331
Income before provision for income taxes	8,488	8,337	8,346	26,143	24,829
Provision for income taxes	2,098	2,055	1,962	6,501	5,817
Net income	$6,390	$6,282	$6,384	$19,642	$19,012

For the quarter ended September 30, 2023, the Company reported unaudited consolidated net income of $6,390,000 and earnings per diluted common share of $0.54, compared to consolidated net income of $6,384,000 and $0.55 per diluted share for the same period in 2022. Net income for the period was impacted by an increase in net interest income after provision for credit losses of $672,000, an increase in non-interest income of $103,000, partially offset by an increase in total non-interest expenses of $633,000 and an increase in the provision for income taxes of $136,000. The effective tax rate increased to 24.72% from 23.51% for the quarters ended September 30, 2023 and September 30, 2022, respectively. This increase was the result of less tax exempt income recognized in the current year. Net income for the immediately trailing quarter ended June 30, 2023 was $6,282,000, or $0.54 per diluted common share.

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Central Valley Community Bancorp -- page 3
For the nine months ended September 30, 2023, the Company reported unaudited consolidated net income of $19,642,000 and earnings per diluted common share of $1.67, compared to consolidated net income of $19,012,000 and $1.62 per diluted share for the same period in 2022. Net income for the period was impacted by an increase in net interest income before provision for credit losses of $4,742,000 and an increase in non-interest income of $668,000, partially offset by an increase in total non-interest expenses of $4,115,000 and an increase in the provision for income taxes of $684,000. The effective tax rate increased to 24.87% from 23.43% for the nine months ended September 30, 2023 and September 30, 2022, respectively. Increases in non-interest expenses for the year-to-date period were impacted by increased salary expense, inflationary impacts of increased cost of services, and legal fees associated with the Company’s recently announced merger.

Annualized return on average equity (ROAE) for the nine months ended September 30, 2023 was 14.16%, compared to 12.98% for the same period of 2022. The increase in ROAE reflects an increase in net income and a decrease in average shareholders’ equity compared to the prior year. The decrease in shareholders’ equity was primarily driven by the increase in accumulated other comprehensive losses and dividends paid, partially offset by the retention of earnings. Annualized return on average assets (ROAA) was 1.06% for the nine months ended September 30, 2023 compared to 1.04% for the same period in 2022.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.26% for the quarter ended September 30, 2023, compared to 2.46% for the quarter ended September 30, 2022 and 3.18% for the quarter ended June 30, 2023. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.14% for the nine months ended September 30, 2023, compared to 2.35% for the nine months ended September 30, 2022.

Total average loans increased by $76,274,000 to $1,266,296,000 for the quarter ended September 30, 2023, from $1,190,022,000 for the quarter ended September 30, 2022 and increased by $8,312,000 from $1,257,984,000 for the quarter ended June 30, 2023. The effective yield on average loans was 5.54% for the quarter ended September 30, 2023, compared to 4.90% and 5.54% for the quarters ended September 30, 2022 and June 30, 2023, respectively. Total average loans increased by $162,918,000 to $1,261,509,000 for the nine months ended September 30, 2023, from $1,098,591,000 for the nine months ended September 30, 2022. The effective yield on average loans was 5.50% for the nine months ended September 30, 2023, compared to 4.84% for the nine months ended September 30, 2022.

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Central Valley Community Bancorp -- page 4
The Company’s net interest margin (fully tax equivalent basis) was 3.47% for the quarter ended September 30, 2023, compared to 3.57% for the quarter ended September 30, 2022. Net interest income, before provision for credit losses, increased $363,000, or 1.80%, to $20,527,000 for the third quarter of 2023, compared to $20,164,000 for the same period in 2022. The net interest margin period-to-period comparisons were impacted by the Federal Reserve Bank's rate hikes since the first quarter of 2022, in which rates have increased by 525 basis points, from 0.25% to 5.50%. Over the last year the Company's yield on interest earning assets has increased from 3.72% for the quarter ended September 30, 2022 to 4.46% for the quarter ended September 30, 2023. More recently, the Company has been impacted by higher costs on interest-bearing liabilities, in which the cost of total deposits increased to 0.90% from 0.04% when comparing the quarters ended September 30, 2023 and 2022. The increase in the cost of deposits is primarily attributed to volume and rate increases in the money market and time deposit portfolios.

The Company’s net interest margin (fully tax equivalent basis) was 3.59% for the nine months ended September 30, 2023, compared to 3.42% for the nine months ended September 30, 2022. Net interest income, before provision for credit losses, increased $4,742,000, or 8.24%, to $62,313,000 for the nine months ended September 30, 2023, compared to $57,571,000 for the same period in 2022. Net interest income during the nine months ended September 30, 2023 and 2022 benefited by approximately $87,000 and $562,000, respectively, from prepayment penalties associated with the payoff of loans. The net interest margin period-to-period comparisons were impacted by the increase in the yield on total interest-earning assets and interest-bearing liabilities. Over the same periods, total interest-earning assets experienced a yield increase to 4.40% from 3.54%, and the cost of total deposits increased to 0.67% from 0.04%. The increase in the cost of deposits is primarily attributed to volume and rate increases in the money market and time deposit portfolios.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended September 30,
(Dollars in thousands)	2023	2022	$ Change	% Change
Service charges	$376	$475	$(99)	(20.8)%
Appreciation in cash surrender value of bank owned life insurance	260	249	11	4.4%
Interchange fees	450	432	18	4.2%
Loan placement fees	119	155	(36)	(23.2)%
Net realized losses on sales and calls of investment securities	(39)	(14)	(25)	178.6%
Federal Home Loan Bank dividends	134	91	43	47.3%
Other income	283	92	191	207.6%
Total non-interest income	$1,583	$1,480	$103	7.0%

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Central Valley Community Bancorp -- page 5

	Nine months ended September 30,
(Dollars in thousands)	2023	2022	$ Change	% Change
Service charges	$1,132	$1,558	$(426)	(27.3)%
Appreciation in cash surrender value of bank owned life insurance	763	736	27	3.7%
Interchange fees	1,353	1,352	1	0.1%
Loan placement fees	415	722	(307)	(42.5)%
Net realized losses on sales and calls of investment securities	(296)	(777)	481	(61.9)%
Federal Home Loan Bank dividends	349	258	91	35.3%
Other income	1,036	235	801	340.9%
Total non-interest income	$4,752	$4,084	$668	16.4%

The increase in other income for the nine months ended September 30, 2023 was primarily due to the change in equity investment (loss), which was ($204,000) for the nine months ended September 30, 2023 compared to ($872,000) for the nine months ended September 30, 2022. The decrease in service charges was the result of a reduction in the fees charged for non-sufficient funds.

Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended September 30,
(Dollars in thousands)	2023	2022	$ Change	% Change
Salaries and employee benefits	$7,474	$7,500	$(26)	(0.3)%
Occupancy and equipment	1,490	1,363	127	9.3%
Information technology	915	879	36	4.1%
Regulatory assessments	358	224	134	59.8%
Data processing expense	680	560	120	21.4%
Professional services	842	613	229	37.4%
ATM/Debit card expenses	192	176	16	9.1%
Internet banking expense	40	29	11	37.9%
Advertising	133	138	(5)	(3.6)%
Directors’ expenses	150	91	59	64.8%
Amortization of core deposit intangibles	—	139	(139)	(100.0)%
Loan related expenses	106	156	(50)	(32.1)%
Personnel other	51	57	(6)	(10.5)%
Other expense	1,005	878	127	14.5%
Total non-interest expenses	$13,436	$12,803	$633	4.9%

The increase in regulatory assessments was the result of an FDIC adjustment to their rate and assessment multiplier. The increase in professional services was the result of legal fees associated with the Company’s recently announced merger.
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Central Valley Community Bancorp -- page 6

	Nine months ended September 30,
(Dollars in thousands)	2023	2022	$ Change	% Change
Salaries and employee benefits	$23,483	$21,501	$1,982	9.2%
Occupancy and equipment	4,012	3,869	143	3.7%
Information technology	2,697	2,465	232	9.4%
Regulatory assessments	924	640	284	44.4%
Data processing expense	1,949	1,649	300	18.2%
Professional services	2,076	1,451	625	43.1%
ATM/Debit card expenses	569	588	(19)	(3.2)%
Internet banking expense	121	98	23	23.5%
Advertising	382	416	(34)	(8.2)%
Directors’ expenses	464	184	280	152.2%
Amortization of core deposit intangibles	68	419	(351)	(83.8)%
Loan related expenses	393	349	44	12.6%
Personnel other	373	219	154	70.3%
Other expense	2,935	2,483	452	18.2%
Total non-interest expenses	$40,446	$36,331	$4,115	11.3%

The increase in salaries and benefits and director expenses was primarily due to credits in post-retirement costs recorded in the prior year, a result of changes in the discount rate compared to expense in the current period. Additionally, increases in salaries and benefits were a reflection of salary adjustments due to market conditions. The increase in professional services was due to legal and professional fees related to the recently announced merger and also non-recurring expenses for CECL implementation. The increase in personnel other was primarily the result of employee placement fees.

Balance Sheet Summary
Total assets for the period ended September 30, 2023 increased $12,840,000 or 0.53% compared to the period ended December 31, 2022, and decreased $54,448,000 or 2.25% compared to the second quarter of 2023. Asset growth during the nine months ended September 30, 2023 was driven by increases in cash and cash equivalents. Total average assets for the quarter ended September 30, 2023 were $2,502,985,000 compared to $2,414,414,000 for the quarter ended September 30, 2022 and $2,501,524,000 for the quarter ended June 30, 2023, an increase of $88,571,000 or 3.67% and a increase of $1,461,000 or 0.06%, respectively.

For the quarter ended September 30, 2023, the Company’s average investment securities decreased by $84,356,000, or 7.70%, compared to the quarter ended September 30, 2022, and decreased by $10,510,000, or 1.03%, compared to the quarter ended June 30, 2023. For the nine months ended September 30, 2023, the Company’s average investment securities, decreased by $126,112,000, or 10.96%, compared to the nine months ended September 30, 2022. These decreases for both periods were the result of sales, maturities, and the change in the unrealized loss position on available for sale securities.

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Central Valley Community Bancorp -- page 7
In comparing the quarter ended September 30, 2023 to the quarter ended June 30, 2023, and the quarter ended September 30, 2022, total average gross loans increased by $8,312,000 or 0.66% and increased $76,274,000 or 6.41%, respectively. Year-to-date average gross loans increased $162,918,000 or 14.83% when compared to the nine months ended September 30, 2022.

The following table shows the Company’s outstanding loan portfolio composition as of September 30, 2023 and December 31, 2022:

	September 30, 2023		December 31, 2022
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$106,061	8.3%	$141,197	11.2%
Agricultural production	25,190	2.0%	37,007	2.9%
Total commercial	131,251	10.3%	178,204	14.1%
Real estate:
Construction & other land loans	81,264	6.4%	109,175	8.7%
Commercial real estate - owner occupied	197,234	15.5%	194,663	15.5%
Commercial real estate - non-owner occupied	525,824	41.2%	464,809	37.1%
Farmland	123,467	9.7%	119,648	9.5%
Multi-family residential	44,794	3.5%	24,586	2.0%
1-4 family - close-ended	95,573	7.5%	93,510	7.4%
1-4 family - revolving	28,251	2.2%	30,071	2.4%
Total real estate	1,096,407	86.0%	1,036,462	82.6%
Consumer	46,204	3.6%	40,252	3.2%
Net deferred origination costs	1,544	0.1%	1,386	0.1%
Total gross loans	1,275,406	100.0%	1,256,304	100.0%
Allowance for credit losses	(15,529)		(10,848)
Total loans	$1,259,877		$1,245,456

Total average deposits increased $63,452,000, or 2.95%, to $2,211,084,000 for the quarter ended September 30, 2023, compared to $2,147,632,000 for the quarter ended September 30, 2022, and decreased $1,508,000, or 0.07%, compared to $2,212,592,000 for the quarter ended June 30, 2023. The Company’s ratio of average non-interest bearing deposits to total deposits was 44.54% for the quarter ended September 30, 2023, compared to 48.50% and 43.53% for the quarters ended September 30, 2022 and June 30, 2023, respectively.

Total average deposits increased $17,069,000, or 0.79%, to $2,168,786,000 for the nine months ended September 30, 2023, compared to $2,151,717,000 for the nine months ended September 30, 2022. The Company’s ratio of average non-interest bearing deposits to total deposits increased to 45.58% for the nine months ended September 30, 2023 compared to 45.41% for the nine months ended September 30, 2022.
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Central Valley Community Bancorp -- page 8

The composition of deposits at September 30, 2023 and December 31, 2022 is summarized in the table below:

	September 30, 2023		December 31, 2022
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
NOW accounts	$257,267	12.0%	$324,089	15.4%
MMA accounts	548,767	25.5%	435,783	20.8%
Time deposits	163,245	7.6%	67,923	3.2%
Savings deposits	189,055	8.8%	215,287	10.3%
Total interest-bearing	1,158,334	53.9%	1,043,082	49.7%
Non-interest bearing	990,508	46.1%	1,056,567	50.3%
Total deposits	$2,148,842	100.0%	$2,099,649	100.0%

The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $43,405,000 to $74,575,000 compared to $31,170,000 at December 31, 2022. The Company had no short-term borrowings at September 30, 2023 compared to $46,000,000 at December 31, 2022.

At September 30, 2023 and December 31, 2022, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$74,575	$31,170
Unpledged investment securities	568,459	758,389
Excess pledged securities	132,483	81,527
FHLB borrowing availability	340,197	319,309
FRB Bank Term Funding Program (BTFP) availability	37,245	—
Unsecured lines of credit availability	110,000	110,000
Funds available through FRB discount window	4,242	4,702
Total	$1,267,201	$1,305,097

Credit Quality
During the third quarter of 2023, the Company recorded net loan charge-offs of $199,000 compared to $7,000 for the same period in 2022. The net charge-off ratio, which reflects annualized net charge-offs to average loans, was 0.06% for the quarter ended September 30, 2023 compared to 0.00% for the quarter ended September 30, 2022. During the quarter ended September 30, 2023, the Company recorded a provision of $265,000 for credit losses on loans, compared to $500,000 provision for the quarter ended September 30, 2022. Offsetting this provision of credit losses on loans were credits to the provision for losses on held-to-maturity securities and unfunded loan commitments totaling $79,000.

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Central Valley Community Bancorp -- page 9
The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	September 30, 2023	June 30, 2023	September 30, 2022
Pass	$1,233,700	$1,212,129	$1,171,719
Special mention	16,966	25,435	30,894
Substandard	24,740	18,094	22,657
Doubtful	—	—	—
Total	$1,275,406	$1,255,658	$1,225,270
At September 30, 2023, the allowance for credit losses for loans was $15,529,000, compared to $10,848,000 at December 31, 2022, a net increase of $4,681,000 reflecting a CECL implementation Day 1 adjustment of $3,910,000, a provision of $967,000 and net charge-offs during the period. The allowance for credit losses as a percentage of total loans was 1.22% and 0.86% as of September 30, 2023 and December 31, 2022, respectively. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at September 30, 2023.

Cash Dividend Declared
On October 18, 2023, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on November 17, 2023 to shareholders of record as of November 3, 2023. The Company continues to be well capitalized and expects to maintain adequate capital levels.

Company Overview
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank (CVCB), headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. CVCB operates full-service Banking Centers throughout California’s San Joaquin Valley and Greater Sacramento region, in addition to CVCB maintaining Commercial, Real Estate, and Agribusiness Lending, as well as Private Business Banking and Cash Management Departments.

Members of Central Valley Community Bancorp’s and CVCB’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, Robert J. Flautt, Gary D. Gall, James J. Kim, Andriana D. Majarian, Steven D. McDonald, Louis C. McMurray, Karen A. Musson, Dorothea D. Silva and William S. Smittcamp.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook and LinkedIn.
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Central Valley Community Bancorp -- page 10
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region, including the impact of inflation; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; and (14) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Central Valley Community Bancorp -- page 11
CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,	September 30,
(In thousands, except share amounts)	2023	2022	2022

ASSETS
Cash and due from banks	$27,558	$25,485	$32,535
Interest-earning deposits in other banks	47,017	5,685	9,043
Total cash and cash equivalents	74,575	31,170	41,578
Available-for-sale debt securities	593,430	648,825	668,300
Held-to-maturity debt securities	303,451	305,107	305,482
Equity securities	6,354	6,558	6,544
Loans, less allowance for credit losses of $15,529, $10,848, and $10,366 at September 30, 2023, December 31, 2022, and September 30, 2022, respectively	1,259,877	1,245,456	1,214,904
Bank premises and equipment, net	9,703	7,987	7,909
Bank owned life insurance	41,301	40,537	40,289
Federal Home Loan Bank stock	7,136	6,169	6,169
Goodwill	53,777	53,777	53,777
Accrued interest receivable and other assets	85,755	76,933	80,746
Total assets	$2,435,359	$2,422,519	$2,425,698

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$990,508	$1,056,567	$1,044,678
Interest bearing	1,158,334	1,043,082	1,094,466
Total deposits	2,148,842	2,099,649	2,139,144
Short-term borrowings	—	46,000	25,000
Senior debt and subordinated debentures	69,708	69,599	69,563
Accrued interest payable and other liabilities	35,159	32,611	33,177
Total liabilities	2,253,709	2,247,859	2,266,884
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,814,883, 11,735,291, and 11,717,146, at September 30, 2023, December 31, 2022, and September 30, 2022, respectively	62,338	61,487	61,262
Retained earnings	206,073	194,400	188,174
Accumulated other comprehensive loss, net of tax	(86,761)	(81,227)	(90,622)
Total shareholders’ equity	181,650	174,660	158,814
Total liabilities and shareholders’ equity	$2,435,359	$2,422,519	$2,425,698

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Central Valley Community Bancorp -- page 12
CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except share and per-share amounts)	2023	2023	2022	2023	2022

INTEREST INCOME:
Interest and fees on loans	$17,692	$17,382	$14,708	$51,851	$39,752
Interest on deposits in other banks	1,481	1,374	48	2,930	157
Interest and dividends on investment securities:
Taxable	5,900	5,826	4,411	17,612	14,586
Exempt from Federal income taxes	1,393	1,405	1,825	4,203	5,144
Total interest income	26,466	25,987	20,992	76,596	59,639
INTEREST EXPENSE:
Interest on deposits	5,015	4,871	231	10,890	714
Interest on short-term borrowings	—	—	411	661	1,168
Interest on senior debt and subordinated debentures	924	911	186	2,732	186
Total interest expense	5,939	5,782	828	14,283	2,068
Net interest income before provision (credit) for credit losses	20,527	20,205	20,164	62,313	57,571
PROVISION (CREDIT) FOR CREDIT LOSSES	186	(343)	495	476	495
Net interest income after provision (credit) for credit losses	20,341	20,548	19,669	61,837	57,076
NON-INTEREST INCOME:
Service charges	376	367	475	1,132	1,558
Net realized losses on sales and calls of investment securities	(39)	(39)	(14)	(296)	(777)
Other income	1,246	1,266	1,019	3,916	3,303
Total non-interest income	1,583	1,594	1,480	4,752	4,084
NON-INTEREST EXPENSES:
Salaries and employee benefits	7,474	7,976	7,500	23,483	21,501
Occupancy and equipment	1,490	1,264	1,363	4,012	3,869
Other expense	4,472	4,565	3,940	12,951	10,961
Total non-interest expenses	13,436	13,805	12,803	40,446	36,331
Income before provision for income taxes	8,488	8,337	8,346	26,143	24,829
PROVISION FOR INCOME TAXES	2,098	2,055	1,962	6,501	5,817
Net income	$6,390	$6,282	$6,384	$19,642	$19,012
Net income per common share:
Basic earnings per common share	$0.54	$0.54	$0.55	$1.67	$1.62
Weighted average common shares used in basic computation	11,742,334	11,723,127	11,678,532	11,723,233	11,723,790
Diluted earnings per common share	$0.54	$0.54	$0.55	$1.67	$1.62
Weighted average common shares used in diluted computation	11,755,758	11,740,390	11,689,323	11,745,606	11,748,693
Cash dividends per common share	$0.12	$0.12	$0.12	$0.36	$0.36
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Central Valley Community Bancorp -- page 13
CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
For the three months ended	2023	2023	2023	2022	2022
(In thousands, except share and per share amounts)
Net interest income	$20,527	$20,205	$21,581	$21,993	$20,164
Provision (credit) for credit losses	186	(343)	633	500	500
Net interest income after provision (credit) for credit losses	20,341	20,548	20,948	21,493	19,664
Total non-interest income	1,583	1,594	1,575	970	1,480
Total non-interest expense	13,436	13,805	13,205	12,152	12,798
Provision for income taxes	2,098	2,055	2,348	2,678	1,962
Net income	$6,390	$6,282	$6,970	$7,633	$6,384
Basic earnings per common share	$0.54	$0.54	$0.60	$0.65	$0.55
Weighted average common shares used in basic computation	11,742,334	11,723,127	11,703,813	11,690,410	11,678,532
Diluted earnings per common share	$0.54	$0.54	$0.59	$0.65	$0.55
Weighted average common shares used in diluted computation	11,755,758	11,740,390	11,731,135	11,708,753	11,689,323

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
As of and for the three months ended	2023	2023	2023	2022	2022
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.22%	1.23%	1.19%	0.86%	0.85%
Non-performing assets to total assets	—%	—%	—%	—%	0.01%
Total non-performing assets	$—	$—	$—	$—	$251
Total nonaccrual loans	$—	$—	$—	$—	$251
Total substandard loans	$24,740	$25,435	$30,580	$27,785	$22,657
Total special mention loans	$16,966	$18,094	$29,061	$31,023	$30,894
Net loan charge-offs (recoveries)	$199	$(22)	$19	$18	$7
Net charge-offs (recoveries) to average loans (annualized)	0.06%	(0.01)%	0.01%	0.01%	—%
Book value per share	$15.37	$15.86	$15.49	$14.88	$13.54
Tangible book value per share (1)	$10.82	$11.31	$10.91	$10.30	$8.94
Total equity	$181,650	$187,360	$182,052	$174,660	$158,814
Tangible common equity (1)	$127,872	$133,583	$128,240	$120.814	$104,935
Cost of total deposits	0.90%	0.88%	0.20%	0.09%	0.04%
Interest and dividends on investment securities exempt from Federal income taxes	$1,393	$1,405	$1,405	$1,534	$1,825
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.47%	3.46%	3.81%	3.80%	3.57%
Return on average assets (3)	1.02%	1.00%	1.15%	1.25%	1.06%
Return on average equity (3)	13.60%	13.60%	15.64%	18.79%	14.42%
Loan to deposit ratio	59.35%	57.07%	59.09%	59.83%	57.28%
Efficiency ratio	59.66%	62.00%	55.46%	49.85%	57.20%
Tier 1 leverage - Bancorp	8.70%	8.51%	8.58%	8.37%	8.26%
Tier 1 leverage - Bank	11.21%	11.04%	11.19%	10.86%	10.73%
Common equity tier 1 - Bancorp	12.51%	12.41%	11.80%	11.92%	11.56%
Common equity tier 1 - Bank	16.50%	16.49%	15.77%	15.87%	15.41%
Tier 1 risk-based capital - Bancorp	12.81%	12.71%	12.09%	12.22%	11.86%
Tier 1 risk-based capital - Bank	16.50%	16.49%	15.77%	15.87%	15.41%
Total risk-based capital - Bancorp	15.81%	15.76%	15.08%	14.92%	14.54%
Total risk based capital - Bank	17.47%	17.48%	16.75%	16.53%	16.03%
(1) Non-GAAP measure. Tangible common equity equals totals shareholder’s equity minus goodwill and core deposit intangible.
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 14
CENTRAL VALLEY COMMUNITY BANCORP
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended September 30, 2023			For the Three Months Ended June 30, 2023			For the Three Months Ended September 30, 2022
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$109,199	$1,481	5.42%	$107,134	$1,374	5.13%	$6,192	$48	3.10%
Securities
Taxable securities	755,630	5,900	3.12%	765,304	5,826	3.05%	819,649	4,411	2.15%
Non-taxable securities (1)	255,788	1,764	2.76%	256,624	1,779	2.77%	276,125	2,311	3.35%
Total investment securities	1,011,418	7,664	3.03%	1,021,928	7,605	2.98%	1,095,774	6,722	2.45%
Total securities and interest-earning deposits	1,120,617	9,145	3.26%	1,129,062	8,979	3.18%	1,101,966	6,770	2.46%
Loans (2) (3)	1,266,296	17,692	5.54%	1,257,984	17,382	5.54%	1,189,762	14,708	4.90%
Total interest-earning assets	2,386,913	$26,837	4.46%	2,387,046	$26,361	4.43%	2,291,728	$21,478	3.72%
Allowance for credit losses	(15,300)			(15,317)			(9,877)
Non-accrual loans	—			—			260
Cash and due from banks	28,680			26,467			32,144
Bank premises and equipment	11,461			9,392			7,984
Other assets	91,231			93,936			92,175
Total average assets	$2,502,985			$2,501,524			$2,414,414
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$454,151	$169	0.15%	$476,398	$158	0.13%	$584,070	$60	0.04%
Money market accounts	576,866	2,846	1.96%	547,452	2,423	1.78%	443,301	142	0.13%
Time certificates of deposit	195,155	2,000	4.07%	225,638	2,290	4.07%	78,563	29	0.15%
Total interest-bearing deposits	1,226,172	5,015	1.62%	1,249,488	4,871	1.56%	1,105,934	231	0.08%
Other borrowed funds	69,691	924	5.30%	69,653	911	5.23%	60,794	597	3.93%
Total interest-bearing liabilities	1,295,863	$5,939	1.82%	1,319,141	$5,782	1.76%	1,166,728	$828	0.28%
Non-interest bearing demand deposits	984,912			963,104			1,041,698
Other liabilities	34,231			34,492			28,905
Shareholders’ equity	187,979			184,787			177,083
Total average liabilities and shareholders’ equity	$2,502,985			$2,501,524			$2,414,414
Interest income and rate earned on average earning assets		$26,837	4.46%		$26,361	4.43%		$21,478	3.72%
Interest expense and interest cost related to average interest-bearing liabilities		5,939	1.82%		5,782	1.76%		828	0.28%
Net interest income and net interest margin (4)		$20,898	3.47%		$20,579	3.46%		$20,650	3.57%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $371, $374, and $486 at September 30, 2023, June 30, 2023, and September 30, 2022, respectively.
(2)    Loan interest income includes loan costs of $8 and $80 at September 30, 2023 and September 30, 2022, respectively, and loan fees of $26 at June 30, 2023.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

Central Valley Community Bancorp -- page 15
CENTRAL VALLEY COMMUNITY BANCORP
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Nine Months Ended September 30, 2023			For the Nine Months Ended September 30, 2022
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$74,780	$2,930	5.22%	$55,925	$157	0.37%
Securities
Taxable securities	768,187	17,612	3.06%	881,860	14,586	2.21%
Non-taxable securities (1)	256,615	5,321	2.76%	269,054	6,512	3.23%
Total investment securities	1,024,802	22,933	2.98%	1,150,914	21,098	2.44%
Total securities and interest-earning deposits	1,099,582	25,863	3.14%	1,206,839	21,255	2.35%
Loans (2) (3)	1,261,509	51,851	5.50%	1,098,274	39,752	4.84%
Total interest-earning assets	2,361,091	$77,714	4.40%	2,305,113	$61,007	3.54%
Allowance for credit losses	(13,852)			(9,860)
Non-accrual loans	—			317
Cash and due from banks	27,577			39,152
Bank premises and equipment	9,654			8,139
Other assets	90,507			95,772
Total average assets	$2,474,977			$2,438,633
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$485,329	$422	0.12%	$587,859	$130	0.03%
Money market accounts	531,226	6,105	1.54%	501,700	488	0.13%
Time certificates of deposit	163,611	4,363	3.57%	84,994	96	0.15%
Total interest-bearing deposits	1,180,166	10,890	1.23%	1,174,553	714	0.08%
Other borrowed funds	87,741	3,393	5.16%	59,646	1,354	3.03%
Total interest-bearing liabilities	1,267,907	$14,283	1.51%	1,234,199	$2,068	0.22%
Non-interest bearing demand deposits	988,620			977,164
Other liabilities	33,448			31,975
Shareholders’ equity	185,002			195,295
Total average liabilities and shareholders’ equity	$2,474,977			$2,438,633
Interest income and rate earned on average earning assets		$77,714	4.40%		$61,007	3.54%
Interest expense and interest cost related to average interest-bearing liabilities		14,283	1.51%		2,068	0.22%
Net interest income and net interest margin (4)		$63,431	3.59%		$58,939	3.42%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $1,118 and $1,368 at September 30, 2023 and September 30, 2022, respectively.
(2)    Loan interest income includes loan fees of $27 and $410 at September 30, 2023 and September 30, 2022, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS: Investor Contact:                 Media Contact:
Shannon Livingston                Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer    Marketing Director
Central Valley Community Bancorp        Central Valley Community Bancorp
916-235-4617                    559-222-1322